UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 9, 2011

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-08968	76-0146568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Lake Robbins Drive,

The Woodlands, Texas 77380-1046

(Address of principal executive offices) (Zip Code)

(832) 636-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 9, 2011, Messrs. Robert J. Allison, Jr. and John R. Butler, Jr. announced their retirement from the Board of Directors (“Board”) of Anadarko Petroleum Corporation (the “Company”), effective December 31, 2011. Messrs. Allison’s and Butler’s retirements are a result of each of them reaching the Company’s mandatory retirement age for directors as provided in the Company’s Corporate Governance Guidelines and not as a result of any disagreement with the Company. Mr. Allison serves as a member of the Board’s Executive Committee. Mr. Butler serves as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)

November 10, 2011	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer